Report of Independent Registered Public
Accounting Firm


To the Board of Trustees and Shareholders of 1st Source Monogram Funds


In our opinion, the accompanying statements of assets and liabilities, including the schedules of portfolio investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of 1st Source
Monogram Income Equity Fund, 1st Source
Monogram Diversified Equity Fund, 1st Source
Monogram Special Equity Fund, 1st Source
Monogram Income Fund and 1st Source Monogram
Long/Short Fund (five separate portfolios constituting
1st Source Monogram Funds, hereafter referred to as the "Funds") at March 31, 2005, and the results of their operations, the changes in their net assets and the financial highlights for each of the periods presented, in conformity with accounting principles generally accepted in the United States of America.
These financial statements and financial highlights
(hereafter referred to as "financial statements") are the responsibility of the Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public
Company Accounting Oversight Board
(United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at March 31, 2005 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.


PricewaterhouseCoopers LLP
Columbus, Ohio
May 24, 2005




Report of Independent Registered Public
Accounting Firm

To the Trustees and Shareholders of
Signal Funds

In planning and performing our audit of the financial statements of Large Cap Growth Fund,
Income Fund, Tax-Exempt Income Fund and Money
Market Fund (separate portfolios constituting Signal
Funds, hereafter referred to as the "Funds") for the year ended March 31, 2005, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). A material weakness, for purposes of this report, is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2005.

This report is intended solely for the information and use of the Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


PricewaterhouseCoopers LLP
Columbus, Ohio
May 20, 2005

Report of Independent Registered Public
Accounting Firm

To the Shareholders and Board of Trustees of the Boston Balanced Fund and the Boston Equity Fund of The Coventry Group:

We have audited the accompanying statements of assets and liabilities of the Boston Balanced Fund and Boston Equity Fund, each a series of shares of The Coventry Group (a Massachusetts business trust), including the schedules of portfolio investments, as of March 31, 2005, the related statements of operations for the year then ended, the statements of changes in net assets for the year ended March 31, 2005 and the year or period ended March 31, 2004, and the financial highlights for each of the three years in the period then ended for Boston Balanced Fund and for the year ended March 31, 2005 and the period ended
March 31, 2004 for Boston Equity Fund.
These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The Boston Balanced Fund financial highlights for each of the two years in the period ended March 31, 2002 were audited by other auditors whose report dated May 15, 2002 expressed an unqualified opinion on such financial highlights.

We conducted our audits in accordance with the standards of the Public Company Accounting
Oversight Board (US) in the United States of America.
Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of March 31, 2005 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Boston
Balanced Fund and the Boston Equity Fund as of
March 31, 2005, the results of their operations for the year then ended, the changes in net assets for the year ended March 31, 2005 and the year or period ended
March 31, 2004 and the financial highlights for the periods indicated above in conformity with accounting principles generally accepted in the United States of America.

TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
April 29, 2005


Report of Independent Registered
Public Accounting Firm

To the Shareholders and Board of Trustees of the Walden Social Balanced Fund and the Walden
Social Equity Fund of The Coventry Group:

We have audited the accompanying statements of assets and liabilities of the Walden Social Balanced
Fund and Walden Social Equity Fund, each a series of shares of The Coventry Group (a Massachusetts business trust), including the schedules of portfolio investments, as of March 31, 2005, the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the three years in the period then ended. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for each of the two years ended March 31, 2002 were audited by other auditors whose report dated May 15, 2002 expressed an unqualified opinion on such financial highlights.

We conducted our audits in accordance with the standards of the Public Company Accounting
Oversight Board (US). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of March 31, 2005 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Walden
Social Balanced Fund and Walden Social Equity Fund as of March 31, 2005, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended and the financial highlights for each of the three years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.


TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
April 29, 2005


Report of Independent Registered Public
Accounting Firm

The Board of Trustees and Shareholders of the Shelby Fund and the Shelby Large Cap Fund of the Coventry Group

In planning and performing our audits of the financial statements of the Shelby Fund and the Shelby Large Cap Fund, each a series of the Coventry
Group (the "Funds") for the year ended March 31,
2005, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financials tatements for external purposes that are fairly presented in conformity with U.S. generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards of the Public Company Accounting Oversight Board
(United States). A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities that we consider to be material weaknesses as defined above as of March 31, 2005.

This report is intended solely for the information and use of the management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


Ernst & Young LLP
Columbus, Ohio
May 13, 2005





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